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                                                                    Exhibit 23.3
                                                                    ------------







                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
OpenTV Corp.:

We consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-102944-1) of OpenTV Corp. of our report dated April 8, 2003, with respect to the consolidated balance sheet of OpenTV Corp. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, and the related financial statement schedule, which report appears in the Annual Report on Form 10-K of OpenTV for the fiscal year ended December 31, 2002.

Our report dated April 8, 2003 refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002 and the audit of the reclassification that was applied to revise the 2001 consolidated financial statements for the adoption of Emerging Issues Task Force Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 or 2000 consolidated financial statements other than with respect to such reclassification.


/s/  KPMG LLP


San Francisco, California
December 24, 2003